Exhibit 5.a

Cira Centre 2929 Arch Street Philadelphia, PA 19104-2808 +1 215 994 4000 Main +1 215 994 2222 Fax www.dechert.com

August 24, 2011

Crown Holdings, Inc.

One Crown Way

Philadelphia, PA 19154

Crown Americas LLC

c/o Crown Holdings, Inc.

One Crown Way

Philadelphia, PA 19154

Crown Americas Capital Corp. III

c/o Crown Holdings, Inc.

One Crown Way

Philadelphia, PA 19154

Guarantors listed on Schedule A

c/o Crown Holdings, Inc.

One Crown Way

Philadelphia, PA 19154

Re: Form S-4 Registration Statement (Reg. No. 333-                )

Ladies and Gentlemen:

We have acted as special counsel to Crown Holdings, Inc., a Pennsylvania corporation (the “Company”), Crown Americas LLC, a Pennsylvania limited liability company (“Crown Americas”), Crown Americas Capital Corp. III, a Delaware corporation (“Crown Americas Capital” and, together with Crown Americas, the “Issuers”), and the guarantors listed on Schedule A hereto (together with the Company, the “Guarantors”) in connection with the preparation and filing of the Registration Statement on Form S-4 (Registration No. 333-                ) filed by the Issuers and the Guarantors on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the Trust Indenture Act

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of 1939, as amended (the “Trust Indenture Act”), as amended (the “Registration Statement”). Upon the effectiveness of the Registration Statement, the Issuers and the Guarantors propose to offer to exchange (the “Exchange Offer”) an aggregate principal amount of up to (i) $700,000,000 of the Issuers’ 6 1/4% Senior Notes due 2021 (the “New Notes”), and the guarantees thereof by the Guarantors (the “New Guarantees”), registered under the Securities Act for an equal aggregate principal amount of the Issuers’ outstanding 6 1/4% Senior Notes due 2021 (the “Old Notes”), and the guarantees thereof by the Guarantors (the “Old Guarantees”). The New Notes and the New Guarantees are to be issued pursuant to the terms of the Indenture, dated as of January 31, 2011, by and among the Issuers, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), incorporated by reference as Exhibit 4.pp to the Registration Statement (the “Indenture”). The Indenture is to be qualified under the Trust Indenture Act.

We have participated in the preparation of the Registration Statement and have made such legal and factual examination and inquiry as we have deemed advisable for the rendering of this opinion. In making our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all documents submitted to us as copies.

We have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding agreement of the Trustee.

Based upon the foregoing and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

1.         When the New Notes have been duly executed, authenticated, issued and delivered by or on behalf of the Issuers in exchange for the Old Notes in the manner contemplated by the prospectus included in the Registration Statement, then the New Notes will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms.

2.         When the New Notes have been duly executed, authenticated, issued and delivered by or on behalf of the Issuers in exchange for the Old Notes in the manner contemplated by the prospectus included in the Registration Statement, and when the

New Guarantees have been duly executed in accordance with the terms of the Indenture, then the New Guarantees will constitute valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

The opinions rendered above are subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws relating to or affecting creditors’ rights generally or debtors’ obligations generally, principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the laws of the United States, the Commonwealth of Pennsylvania and the State of New York that are applicable to securities of the type contemplated by the Indenture, and we express no opinion with respect to the applicability or effect of the laws of any other jurisdiction (including without limitation the effect of such laws on the enforceability of the New Notes or the New Guarantees). Insofar as the opinions expressed herein relate to or depend upon matters governed by the laws of Ohio, we have assumed the correctness of and relied upon, without any independent verification, the opinion being delivered directly to you and filed as Exhibit 5.b to the Registration Statement of Vorys, Sater, Seymour and Pease LLP, as to matters of Ohio law.

We hereby consent to the filing of this opinion as Exhibit 5.a to the Registration Statement and to the use of our name in the prospectus contained therein under the caption “Legal Matters.” In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Dechert LLP

Schedule A

Guarantors

Central States Can Co. of Puerto Rico, Inc.

Crown Beverage Packaging, LLC

CROWN Beverage Packaging Puerto Rico, Inc.

Crown Consultants, Inc.

Crown Cork & Seal Company (DE), LLC

Crown Cork & Seal Company, Inc.

CROWN Cork & Seal USA, Inc.

Crown Financial Corporation

Crown Financial Management, Inc.

Crown International Holdings, Inc.

CROWN Packaging Technology, Inc.

CR USA, Inc.

Foreign Manufacturers Finance Corporation

NWR, Inc.